Exhibit 28 (j) under Form N-1A
Exhibit (23) under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated May 31, 2023, and each included in this Post-Effective Amendment No. 86 to the Registration Statement (Form N-1A, File No. 2-60103) of Federated Hermes Sustainable High Yield Bond Fund, Inc. (formerly, Federated Hermes High Income Bond Fund, Inc.), (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated May 24, 2023, with respect to the financial statements and financial highlights of Federated Hermes High Income Bond Fund, Inc., (the sole portfolio constituting Federated Hermes High Income Bond Fund, Inc.), included in the Annual Report to Shareholders (Form N-CSR) for the year ended March 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 24, 2023